Exhibit 10.24

EXECUTION COPY

VIRTUS INVESTMENT PARTNERS, INC.

GUARANTEE AGREEMENT

among

VIRTUS INVESTMENT PARTNERS, INC.,

EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON,

as Administrative Agent

Dated as of September 1, 2009

Virtus Investment Partners, Inc. Guarantee Agreement

SECTION 17.2	COUNTERPARTS	13
SECTION 17.3	RULES OF INTERPRETATION	13
SECTION 17.4	RESOLUTION OF DRAFTING AMBIGUITIES	13

EXHIBITS:

Exhibit A	List of Subsidiaries and Addresses for Notices
Exhibit B	Form of Supplement

(ii)

Virtus Investment Partners, Inc. Guarantee Agreement

GUARANTEE AGREEMENT, dated as of September 1, 2009, among VIRTUS INVESTMENT PARTNERS, INC., a Delaware corporation (the “Borrower”), each of the Subsidiaries of the Borrower listed on Exhibit A hereto or which becomes a party hereto in accordance to Article 14 (each such Subsidiary, individually, a “Subsidiary Guarantor” or “Guarantor” and, collectively, the “Subsidiary Guarantors” or “Guarantors”) and THE BANK OF NEW YORK MELLON, as Administrative Agent under the Credit Agreement referred to in the next paragraph acting on behalf of the Secured Parties (as defined in such Credit Agreement).

RECITALS

A. Reference is made to the Credit Agreement, dated as of September 1, 2009, among the Borrower, the Lenders party thereto, and The Bank of New York Mellon, as Administrative Agent, (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein, and the term “subsidiary”, shall have the meanings assigned to such terms in the Credit Agreement and the terms “Secured Obligations” and “Secured Parties” have the meanings assigned to such terms in the Security Agreement.

B. The Lenders have agreed to make Revolving Loans to, and the Issuing Bank has agreed to issue Letters of Credit for the account of, the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each Guarantor is a direct or indirect Subsidiary of the Borrower and each of the Borrower and each Guarantor acknowledges that the Revolving Loans, Letters of Credit and other financial accommodations made under the Loan Documents will enhance the aggregate borrowing powers of the Borrower and credit availability to the other Loan Parties and facilitate their loan relationship with the Credit Parties, all to the mutual advantage of the Borrower and the Guarantors.

C. Each Guarantor further acknowledges that it will derive substantial direct and indirect benefit from the making of the Revolving Loans and the issuance of the Letters of Credit.

D. The execution and delivery by the Guarantors and the Borrower of this Guarantee Agreement is a condition precedent to the effectiveness of the Credit Agreement, and the Credit Parties would not have entered into the Credit Agreement if the Guarantors and the Borrower had not executed and delivered this Guarantee Agreement.

Accordingly, the parties hereto agree as follows:

ARTICLE 1.

GUARANTEE; FRAUDULENT TRANSFER, ETC.; CONTRIBUTION

Section 1.1 Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the Secured Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed,

Virtus Investment Partners, Inc. Guarantee Agreement

in whole or in part, without notice to or further assent from it and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Secured Obligation.

Section 1.2 Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any of the security held for payment of the Secured Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other person.

Section 1.3 Fraudulent Transfer. Anything in this Guarantee Agreement to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Subsidiary Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer, obligation or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (A) in respect of intercompany debt owed or owing to the Borrower or Affiliates of the Borrower to the extent that such debt would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder and (B) under any Guarantee of senior unsecured debt or Indebtedness subordinated in right of payment to the Secured Obligations, which Guarantee contains a limitation as to maximum amount similar to that set forth in this Section, pursuant to which the liability of such Subsidiary Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Subsidiary Guarantor pursuant to (I) applicable law or (II) any agreement providing for an equitable allocation among such Subsidiary Guarantor and other Affiliates of the Borrower of obligations arising under guarantees by such parties (including the agreements described in Section 1.4).

Section 1.4 Contributions. In addition to all rights of indemnity and subrogation, the Subsidiary Guarantors may have under applicable law (but subject to this paragraph), the Borrower agrees that (i) in the event a payment shall be made by any Subsidiary Guarantor hereunder, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment, and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payments shall have been made to the extent of such payment, and (ii) in the event that any assets of any Subsidiary Guarantor shall be sold pursuant to any Loan Document to satisfy any claim of any Secured Party, the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold. Each Subsidiary Guarantor (a “Contributing Subsidiary Guarantor”) agrees (subject to this paragraph) that, in the event a payment shall be made by any other Subsidiary Guarantor hereunder or assets of any other Subsidiary Guarantor shall be sold pursuant to any Loan Document to satisfy a claim of any Secured Party and such other Subsidiary Guarantor (the “Claiming Subsidiary Guarantor”) shall not have been fully indemnified by the Borrower

Virtus Investment Partners, Inc. Guarantee Agreement

as provided in this paragraph, the Contributing Subsidiary Guarantor shall indemnify the Claiming Subsidiary Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Subsidiary Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Article 14, the date of the Supplement hereto executed and delivered by such Subsidiary Guarantor). Any Contributing Subsidiary Guarantor making any payment to a Claiming Subsidiary Guarantor pursuant to this paragraph shall be subrogated to the rights of such Claiming Subsidiary Guarantor under this paragraph to the extent of such payment. Notwithstanding any provision of this paragraph to the contrary, all rights of the Subsidiary Guarantors under this paragraph and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the final and indefeasible payment in full in cash of the Secured Obligations. No failure on the part of the Borrower or any Subsidiary Guarantor to make the payments required by this paragraph (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to its obligations under this paragraph, and each Subsidiary Guarantor shall remain liable for the full amount of the obligations of such Subsidiary Guarantor under this paragraph.

ARTICLE 2.

OBLIGATIONS NOT WAIVED

To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from, and protest to any Loan Party of any of the Secured Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement or any other Loan Document, or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Guarantee Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Guarantee Agreement or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or any other Secured Party.

Virtus Investment Partners, Inc. Guarantee Agreement

ARTICLE 3.

SECURITY

Each Guarantor authorizes the Administrative Agent and each other Secured Party to (i) take and hold security for the payment of the obligations under this Guarantee Agreement, (including pursuant to the Security Documents), and exchange, enforce, waive and release any such security, (ii) apply such security and direct the order or manner of sale thereof in accordance with the Loan Documents and (iii) release or substitute any one or more endorsees, other Guarantors or other obligors.

ARTICLE 4.

NO DISCHARGE OR DIMINISHMENT OF GUARANTEE

The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the final and indefeasible payment in full in cash of the Secured Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Secured Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Secured Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the final and indefeasible payment in full in cash of all the Secured Obligations).

ARTICLE 5.

DEFENSES OF BORROWER WAIVED

To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the final and indefeasible payment in full in cash of the Secured Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any

Virtus Investment Partners, Inc. Guarantee Agreement

other accommodation with the Borrower or any Guarantor or exercise any other right or remedy available to them against the Borrower or any Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Secured Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor, as applicable, or any security.

ARTICLE 6.

AGREEMENT TO PAY; SUBORDINATION

In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Secured Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent or any Secured Party as provided above, all rights of such Guarantor against the applicable Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full in cash of the Secured Obligations. In addition, any debt or Lien of the Borrower or any other Loan Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior final and indefeasible payment in full in cash of the Secured Obligations and the Liens created under the Loan Documents. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such debt of the Borrower or such other Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

ARTICLE 7.

INFORMATION

Each Guarantor assumes all responsibility for being and keeping itself informed of each Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative

Virtus Investment Partners, Inc. Guarantee Agreement

Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

ARTICLE 8.

REPRESENTATIONS AND WARRANTIES

Each of the Subsidiary Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

ARTICLE 9.

TERMINATION

The guarantees made hereunder (i) shall terminate when all Commitments have expired or otherwise terminated and the principal of and interest on each Revolving Loan and all fees and other amounts payable under the Loan Documents shall have been finally and indefeasibly paid in full in cash and all Letters of Credit have expired or otherwise terminated and all LC Disbursements have been indefeasibly reimbursed in full in cash and (ii) shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of any such Credit Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of any Loan Party or otherwise.

ARTICLE 10.

BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS

Whenever in this Guarantee Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor that are contained in this Guarantee Agreement shall bind and inure to the benefit of each party hereto and its successors and assigns. This Guarantee Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the other Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void),

Virtus Investment Partners, Inc. Guarantee Agreement

except as expressly contemplated by this Guarantee Agreement or the other Loan Documents. If any of the Equity Interests in any Subsidiary Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Loan Documents and, immediately after giving effect thereto, such Subsidiary Guarantor shall no longer be a Subsidiary, then the obligations of such Subsidiary Guarantor under this Guarantee Agreement shall be automatically released. This Guarantee Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

ARTICLE 11.

WAIVERS; AMENDMENTS

Section 11.1 No Waiver. No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Guarantee Agreement or any other Loan Document or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 11.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

Section 11.2 Amendments, etc. Neither this Guarantee Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into by, between or among the Administrative Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.2 of the Credit Agreement.

ARTICLE 12.

NOTICES

All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement. All communications and notices hereunder to the Administrative Agent or the Borrower shall be given to it at its address for notices set forth in such Section, and all communications and notices hereunder to any Guarantor shall be given to it at the address set forth for such Guarantor on Exhibit A, with a copy to the Borrower.

Virtus Investment Partners, Inc. Guarantee Agreement

ARTICLE 13.

SURVIVAL OF AGREEMENT; SEVERABILITY

Section 13.1 Survival of Agreement. All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Guarantee Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Secured Parties and shall survive the execution and delivery of any Loan Document, the making of any Revolving Loan and the issuance of any Letter of Credit, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Guarantee Agreement shall terminate.

Section 13.2 Severability. In the event any one or more of the provisions contained in this Guarantee Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

ARTICLE 14.

ADDITIONAL GUARANTORS

Upon execution and delivery after the date hereof by the Administrative Agent and a Subsidiary of an instrument in the form of Exhibit B, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Guarantee Agreement.

ARTICLE 15.

RIGHT OF SETOFF

If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured

Virtus Investment Partners, Inc. Guarantee Agreement

Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Guarantee Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Guarantee Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Article are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

ARTICLE 16.

GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL

Section 16.1 GOVERNING LAW. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 16.2 Consent to Jurisdiction. Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee Agreement shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Guarantee Agreement or the other Loan Documents against any Guarantor, or any of its property, or in the courts of any jurisdiction.

Section 16.3 Waiver of Objection to Venue. Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee Agreement or the other Loan Documents in any court referred to in Section 16.2. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 16.4 Consent to Service of Process. Each party to this Guarantee Agreement irrevocably consents to service of process in the manner provided for notices in Article 12.

Virtus Investment Partners, Inc. Guarantee Agreement

Nothing in this Guarantee Agreement will affect the right of any party to this Guarantee Agreement to serve process in any other manner permitted by law.

Section 16.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTEE AGREEMENT. EACH PARTY HERETO HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

ARTICLE 17.

MISCELLANEOUS

Section 17.1 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Guarantee Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Guarantee Agreement.

Section 17.2 Counterparts. This Guarantee Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract (subject to Article 10), and shall become effective as provided in Article 10. Delivery of an executed counterpart of this Guarantee Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Guarantee Agreement.

Section 17.3 Rules of Interpretation. The rules of interpretation specified in Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall be applicable to this Guarantee Agreement.

Section 17.4 Resolution of Drafting Ambiguities. The Borrower and each Guarantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Guarantee Agreement, that it and its counsel reviewed and participated in the preparation and negotiation thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

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Virtus Investment Partners, Inc. Guarantee Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Guarantee Agreement as of the day and year first above written.

VIRTUS INVESTMENT PARTNERS, INC.

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

DUFF & PHELPS INVESTMENT MANAGEMENT CO.

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Treasurer

ENGEMANN ASSET MANAGEMENT

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

EUCLID ADVISORS LLC

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Treasurer

KAYNE ANDERSON RUDNICK INVESTMENT MANAGEMENT, LLC

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Senior Vice President & Chief Financial Officer

Virtus Investment Partners, Inc. Guarantee Agreement

PASADENA CAPITAL CORPORATION

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

RUTHERFORD FINANCIAL CORPORATION

By:	/s/ David Hanley
Name:	David Hanley
Title:	Vice President & Treasurer

SCM ADVISORS LLC

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Senior Vice President & Chief Financial Officer

VIRTUS INVESTMENT ADVISERS, INC.

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

VIRTUS PARTNERS, INC.

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President, Chief Financial Officer

Virtus Investment Partners, Inc. Guarantee Agreement

ZWEIG ADVISERS, LLC

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

Virtus Investment Partners, Inc. Guarantee Agreement

THE BANK OF NEW YORK MELLON, as Administrative Agent

By:	/s/ Richard G. Shaw
Name:	Richard G. Shaw
Title:	Vice President

Virtus Investment Partners, Inc. Guarantee Agreement

EXHIBIT A

TO GUARANTEE AGREEMENT

LIST OF SUBSIDIARY GUARANTORS AND ADDRESS FOR NOTICES

Subsidiary Guarantor	Address
Duff & Phelps Investment Management Co.	200 S. Wacker Drive, Suite 500 Chicago, IL 60606 Attention: Chief Compliance Officer with a copy to: Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Engemann Asset Management	c/o Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Euclid Advisors LLC	900 Third Avenue New York, NY 10022 Attention: Chief Compliance Officer with a copy to: Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Kayne Anderson Rudnick Investment Management, LLC	1800 Avenue of the Stars 2nd Floor Los Angeles, CA 90067 Attention: Chief Compliance Officer with a copy to: Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Pasadena Capital Corporation	c/o Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Virtus Investment Partners, Inc. Guarantee Agreement

Rutherford Financial Corporation	c/o Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

SCM Advisors LLC	909 Montgomery Street 5th Floor San Francisco, CA 94133 Attention: Chief Compliance Officer with a copy to: Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Virtus Investment Advisers, Inc.	100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Virtus Partners, Inc.	100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Zweig Advisers, LLC	900 Third Avenue New York, NY 10022 Attention: Chief Compliance Officer with a copy to: Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Virtus Investment Partners, Inc. Guarantee Agreement

EXHIBIT B

TO GUARANTEE AGREEMENT

FORM OF SUPPLEMENT

SUPPLEMENT NO.__, dated as of                         , to the GUARANTEE AGREEMENT, dated as of September 1, 2009, among Virtus Investment Partners, Inc., a Delaware corporation (the “Borrower”), each of the Subsidiaries of the Borrower party thereto (each such Subsidiary, individually, a “Subsidiary Guarantor” or “Guarantor” and, collectively, the “Subsidiary Guarantors” or “Guarantors”) and The Bank of New York Mellon, as Administrative Agent under the Credit Agreement referred to in the next paragraph (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”).

Reference is made to the Credit Agreement, dated as of September 1, 2009, among the Borrower, the Lenders from time to time party thereto and The Bank of New York Mellon, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein, and the term “subsidiary”, shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement.

The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Revolving Loans and the Issuing Bank to issue Letters of Credit. Article 14 of the Guarantee Agreement provides that additional Subsidiaries may become Subsidiary Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Revolving Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Revolving Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

1. In accordance with Article 14 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Subsidiary Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor, and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Subsidiary Guarantor” in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

2. The New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance

Virtus Investment Partners, Inc. Guarantee Agreement

with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor’s rights generally.

3. This Supplement may be executed in counterparts (and by each party hereto on a different counterpart), each of which shall constitute an original, but both of which, when taken together, shall constitute but one contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed counterpart of this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

7. All communications and notices hereunder shall be in writing and given as provided in Article 12 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

8. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.

[Signature page follows]

Virtus Investment Partners, Inc. Guarantee Agreement

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement No.             to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW GUARANTOR]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Administrative Agent

By:
Name:
Title:

Virtus Investment Partners, Inc. Guarantee Agreement